Exhibit 23.7

Refer to: Asha Stewart
Direct Phone: +64 (4) 474-0751
ashastewart@quiggpartners.com

26 February 2021

The Directors

Ebang International Holdings Inc.

26-27/F, Building 3, Xinbei Qianjiang International Building

Qianjiang Economic and Technological Development Zone

Yuhang District, Hangzhou, Zhejiang, 311100

People’s Republic of China

REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

We have acted as special New Zealand counsel to Ebang International Holdings Inc., a company incorporated under the laws of the Cayman Islands (Company), in connection with the filing of a registration statement on Form F-1 (Registration Statement), under the Securities Act of 1933, as amended (Securities Act) dated on or about the date of this letter.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely
QUIGG PARTNERS

Asha Stewart
Partner